SECURITIES PURCHACE AGREEMENT

         This SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into as of February 12, 1998 by and between Anthony Malatino (the "Seller") and Carl T. Wolf (the "Purchaser").

         WHEREAS, the Seller is desirous of selling, and the Purchaser is desirous of acquiring, 83,000 shares of the Class A common stock, $.01 par value per share (the "Class A Common Stock"), of Saratoga Beverage Group, Inc. (the "Company") for a per share purchase price of $3.00 per share of Class A Common Stock (in the aggregate, the "Purchase Price");

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and the Purchaser hereby agree as follows:

1.       PURCHASE AND SALE.

         1.1 PURCHASE AND SALE OF SECURITIES. The Seller agrees to sell to the Purchaser, and upon and subject to the terms and conditions hereof and, in reliance upon the representations and warranties of the Seller, the Purchaser agrees to purchase from the Seller, the Shares for the Purchase Price.

         1.2 CLOSING. The sale of the Shares by the Seller to the Purchaser shall take place at a closing (the "Closing"), to be held simultaneously with the execution of this Agreement (the "Closing Date"). On the Closing Date, the Seller shall deliver to the Purchaser the Shares, free and clear of any pledge, lien, security interest, mortgage, charge, adverse claim of ownership or use, or other encumbrance of any kind (each, an "Encumbrances"), against payment of the Purchase Price. A certificate evidencing the Shares to be issued to the Purchaser as soon as practicable after the Closing.

2.       REPRESENTATIONS AND WARRANTIES OF THE SELLER.

         The Seller represents and warrants to the Purchaser as follows:

         2.1 OWNERSHIP OF THE SHARES. The Seller owns the Shares, free and clear of any Encumbrances.

         2.2 AUTHORITY. The Seller has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery of this Agreement by the Purchaser, this Agreement constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or similar laws affecting creditors' rights and remedies generally, subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and subject to the effect of applicable securities laws as to rights to indemnification.


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         2.3 NO  CONFLICT.  The  execution,  delivery  and  performance  of this
Agreement by the Seller do not, except as would not have a material adverse effect on the ability of the Seller to consummate the transactions contemplated by this Agreement, conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Seller.

         2.4 EXTENT OF OFFERING. Subject in part to the truth and accuracy of the Purchaser's representations set forth in Article 3 of this Agreement, the offer and sale of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and of each state where the Shares are offered or sold.

         2.5 ABSENCE OF LITIGATION. No claim, action, proceeding or investigation is pending, or to the best knowledge of the Seller, threatened, which seeks to delay or prevent the consummation of the transactions contemplated hereby or which would be reasonably likely to adversely affect or restrict the Seller's ability to consummate the transactions contemplated hereby.

         2.6 NO OTHER REPRESENTATIONS. Except as set forth in this Agreement, the Seller is not making any representation, warranty, covenant or agreement, oral or written, with respect to the matters contained herein and therein.

3.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

         The Purchaser represents and warrants to the Seller as follows:

         3.1 AUTHORITY. The Purchaser has all necessary power and authority to enter into this Agreement, to carry out the Purchaser's obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The Purchaser has taken all necessary action to authorize the execution, delivery and performance by the Purchaser of this Agreement and all other documents or instruments required to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Seller, this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or similar laws affecting creditors' rights and remedies generally, subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and subject to the effect of applicable securities laws as to rights of indemnification.

         3.2 NO CONFLICT. The execution, delivery and performance of this Agreement by the Purchaser do not, except as would not have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement, conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Purchaser.

         3.3 ABSENCE OF LITIGATION. No claim, action, proceeding or investigation is pending, or to the best knowledge of the Purchaser, threatened, which seeks to delay or prevent the consummation of the transactions contemplated hereby or which would be reasonably likely to adversely affect or restrict the Purchaser's ability to consummate the transactions contemplated hereby.

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         3.4 INVESTMENT PURPOSE: PRIVATE PLACEMENT.

             (a) The Purchaser made his or its decision to purchase the Shares based solely on (i) an analysis of the representations and warranties of the Seller set forth in this Agreement.

             (b) The Purchaser has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an unregistered, non-liquid, high-risk investment such as an investment in the Company's securities and has evaluated the merits and risks of such an investment. The Purchaser's overall commitment to investments which are not readily marketable is not disproportionate to the Purchaser's net worth, and the Purchaser's acquisition of the Shares will not cause such overall commitment to become excessive.

             (c) The Purchaser is acquiring the Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Purchaser acknowledges that the Shares are not registered under the Securities Act and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. The Purchaser agrees that the following legend shall be placed on any certificate or other instrument evidencing the Shares:

             "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION OF THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE OR ANY
             INTEREST HEREIN MAY BE MADE UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UNLESS SARATOGA BEVERAGE GROUP, INC. HAS RECEIVED A SATISFACTORY OPINION OF COUNSEL THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION DOES NOT REQUIRE REGISTRATION UNDER THE ACT."

             (d) The Purchaser further understands that the offer and sale of the Shares have not been approved or disapproved by the Commission, or any other federal or state office or agency.

             (e) The Purchaser acknowledges that an investment in the Shares involves a great deal of risk. The Purchaser is able to (i) bear the economic risk of the investment in the Company, (ii) afford a complete loss of such investment, and (iii) hold indefinitely the Shares. In reaching an informed decision to invest in the Company, the Purchaser has obtained sufficient information to evaluate the merits and risks of an investment in the securities of the Company.

             (f) The Purchaser has not construed the contents of the Agreement or any additional agreement with respect to the proposed investment in the Shares or any prior or subsequent communications from the Company, or any of its officers, employees or representatives, as investment, tax or legal advice or as information necessarily applicable to such Purchaser's particular financial situation. The Purchaser has consulted his own financial advisor, tax advisor, legal counsel and accountant, as necessary or desirable, as to matters concerning his investment in the Shares.

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         3.5  ACCREDITED  INVESTOR.  The Purchaser is an  "accredited  investor"
within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

         3.6 NO OTHER REPRESENTATIONS. Except as set forth in this Agreement, the Purchaser is not making any representation, warranty, covenant or agreement, oral or written, with respect to the matters contained herein and therein.

         3.7 NO BROKERS. The Purchaser has not entered into any contract, arrangement OR understanding with any Person which could result in the obligation of any Person to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with this Agreement.

4.       TERMINATION AND WAIVER.

         4.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing only by the written consent of the Seller and the Purchaser.

         4.2 WAIVER. At any time prior to the Closing, each of the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision of this Agreement.

5.       MISCELLANEOUS.

         5.1 EXPENSES. The Purchaser hereby agrees that all fees and expenses incurred by the Purchaser in connection with this Agreement shall be borne by the Purchaser, and the Seller hereby agrees that all fees and expenses incurred by the Seller shall be borne by the Seller, in each case including without limitation all fees and expenses of such party's counsel and accountants.

         5.2 HEADINGS. Section headings contained in this Agreement are included for convenience only and shall not affect the interpretation of any provisions of this Agreement.

         5.3 ENTIRE AGREEMENT. This Agreement set forth the entire understanding and agreement of the parties with respect to their subject matter and supersede any and all prior understandings, negotiations or agreements among the parties hereto, both written and oral, with respect to such subject matter.

         5.4 NO THIRD-PARTY BENEFICIARIES. This Agreement is for the sole benefit of and binding upon the parties hereto and their permitted successors and assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         5.5 AMENDMENT. This Agreement may be amended or modified only by an instrument in writing signed by the Seller and the Purchaser.

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         5.6  COUNTERPARTS.  This  Agreement  may be  executed  in  one or  more counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same agreement.

         5.7 GENDER AND NUMBER. Whenever used in this Agreement, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

         5.8 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by, the internal laws of the State of New York, without giving effect to the principles of conflict of laws thereof. The parties agree that any dispute arising out of or relating to this Agreement shall be resolved by binding arbitration in the City of Albany, State of New York, under the Commercial Arbitration Rules of the American Arbitration Association. Each of the parties hereto consents, for itself and in respect of its property, to the jurisdiction and venue of the City of Albany, State of New York for purposes of this Section 5.8 and hereby irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS which it may now or hereafter have to the bringing of any dispute in the City of Albany, State of New York, under the Commercial Arbitration RULES OF THE American Arbitration Association, in respect of this Agreement or any documents related thereto. Each of the parties hereto waives personal service of any summons, complaint or other process, which may be made by any other means permitted under New York law.

         IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed as of the date first written above.


                                             /s/ Anthony Malatino
                                             ----------------------------------
                                             Anthony Malatino


                                             /s/ Carl T. Wolf
                                             ----------------------------------
                                             Carl T. Wolf